Exhibit 5.1

RICHARDSON & PATEL LLP
1100 Glendon Avenue, Eighth Floor
Los Angeles, California 90024
Telephone (310) 208-1183
Facsimile (310) 208-1154

January 19, 2012

Sionix Corporation
914 Westwood Blvd., Box 801
Los Angeles, California 90024

Re:	Sionix Corporation Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Sionix Corporation, a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-177020), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement covers the registration of up to [______] shares of the Company’s common stock, par value $0.001 per share (the “Shares”), together with warrants to purchase [_________] shares of the Company’s common stock (the “Warrants”) and up to [________] of common stock which may be issued pursuant to the exercise of the Warrants (the “Warrant Shares”).

In connection with this opinion, we have examined originals or copies of the Registration Statement and all amendments thereto, the proceedings of the Board of Directors of the Company relating to the registration and the issuance of the Securities, the Certificate of Incorporation of the Company and all amendments thereto, the bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.  As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Sionix Corporation
January 19, 2012

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion.  This opinion is limited solely to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes.  Our opinion is based on these laws as in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that, with respect to the Warrants, upon the due execution, issuance and delivery of the Warrants and payment therefor in the manner contemplated by the Registration Statement, such Warrants will be legally issued, valid and binding obligations of the Company.

Based upon and subject to the foregoing, we are also of the opinion that, upon the due execution, issuance and delivery of certificates representing the Shares and Warrant Shares (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for the Shares and Warrant Shares in the manner contemplated by the Registration Statement (and in the case of the issuance of the Warrant Shares pursuant to the exercise of the related Warrant and upon the satisfaction of and compliance with the conditions to such exercise), the Shares and Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Securities.

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Securities and to the reference to our firm under the heading “Legal Matters” in the registration statement.

Very truly yours,

/s/ RICHARDSON & PATEL LLP
RICHARDSON & PATEL LLP